Exhibit 32.1

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned, Melanie Paisley Miller, is the Acting Chief Executive Officer, Executive Vice President, Secretary, Treasurer and Chief Financial Officer of AF Financial Group (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2004 (the “Report”).

By execution of this statement, I certify that:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

AF Financial Group

Dated: September 24, 2004	By:	/s/ Melanie Paisley Miller
Melanie Paisley Miller
Acting Chief Executive Officer, Executive Vice President, Secretary, Treasurer and Chief Financial Officer